SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  December 22,
                              2003

                      AMASYS Corporation
     (Exact name of registrant as specified in its charter)

    Delaware                   0-21555            54-1812385
(State or other jurisdiction  (SEC File Number)  (I.R.S. Employer
  of incorporation)                               Identification No.)


Registrant's telephone number, including area code:    (703) 820-2000



                         Not Applicable
 (Former name or former address, if changed since last report)
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Item 4.   Change in Registrant's Certifying Accountant

          (a) On December 22, 2003, Ernst & Young LLP ("E&Y") resigned as the outside independent auditor for the
     Registrant. The Registrant has engaged Kaiser Scherer & Schlegel, PLLC ("KSS") as its new independent auditor, effective December 22, 2003.

          E&Y's reports on the consolidated financial statements of the Registrant for the past two fiscal years ended June 30, 2003 and June 30, 2002 did not contain adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young's report dated October 24, 2003, makes reference to the restatement of the Registrant's previously issued financial statements for the year ended
     June 30, 2002. KSS has been engaged to audit the consolidated financial statements of the Registrant as of and for the year ending June 30, 2004. The engagement of KSS was approved by the Registrant's Audit Committee.

          During  the  two  years ended June  30,  2003  and  the
     interim period through the date of this Report, the Registrant had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

          The Registrant has provided E&Y a copy of the disclosures contained in this Report, which was received by E&Y on the date of this Report. The Registrant has requested E&Y to furnish the Registrant with a letter in response to Item 304(a) of Regulation S-K. Such letter is included in this Report as Exhibit 16.1.

          (b) KSS was engaged by the Registrant on December 22, 2003 to audit the consolidated financial statements of the Registrant as of and for the year ending June 30, 2004. During the two years ended June 30, 2003 and the subsequent interim period through the date of this Report, the Registrant did not consult with KSS regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

     Exhibits

     Exhibit Number      Exhibit Description

         16.1            Letter of Ernst & Young
                         LLP regarding change in certifying
                         accountant

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMASYS CORPORATION


DATE:  December 22, 2003           By:  /s/ C.W. Gilluly. Ed.D
                                   ----------------------------
                                   C.W. Gilluly
                                   Chief Executive Officer


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